Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 9, 2022, with respect to the consolidated financial statements included in the Annual Report of Ennis, Inc. on Form 10-K for the year ended February 28, 2023. We consent to the incorporation by reference of said report in the Registration Statements of Ennis, Inc. on Forms S-8 (File No. 333-38100, File No. 333-44624, File No. 333-175261 and File No. 333-260034).

/s/ GRANT THORNTON LLP

Dallas, Texas

May 12, 2023